Exhibit 99.1

PriceSmart Announces Second Quarter Results of Operations;

Land Acquisition for New Sites also Announced

San Diego, California (April 5, 2007) – PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2007, which ended on February 28, 2007.

For the second quarter of fiscal year 2007, net warehouse club sales increased 19.6% to $226.7 million from $189.6 million in the second quarter of fiscal year 2006. Total revenues for the second quarter increased 20.0% to $231.9 million, compared to $193.3 million in the prior year. The Company had 23 warehouse clubs in operation as of February 28, 2007 and 2006.

The Company recorded operating income in the second quarter of $9.6 million, compared to operating income of $6.1 million in the second quarter of the prior year. Net income was $6.5 million, or $0.22 per diluted share, in the second quarter of fiscal 2007 compared to $3.2 million, or $0.12 per diluted share in the second quarter of fiscal 2006.

For the first six months of fiscal 2007, net warehouse club sales increased 19.3% to $424.8 million from $356.1 million in the first six months of fiscal 2006. Total revenues for the first half of the fiscal year increased 19.6% to $434.4 million from $363.2 million in the same period of the prior year. For the first six months of fiscal 2007, the Company recorded operating income of $16.8 million, and net income of $10.6 million, or $0.36 per diluted share. During the same six month period in fiscal 2006, the Company recorded operating income of $9.2 million, and net income of $5.2 million, or $0.20 per diluted share.

The Company also announced that it completed the acquisition of land in Arima, Trinidad, and will begin construction of its previously announced third warehouse club in Trinidad. As a result of a delay in the land purchase, the Company now expects this warehouse club to open in November 2007. In addition, the Company announced that it has acquired land and will begin construction of a new warehouse club in the municipality of Fraijanes in the eastern outskirts of Guatemala City, Guatemala. This warehouse club, which is also expected to open in November 2007, will bring the number of PriceSmart warehouse clubs in Guatemala to three. Upon completion of both of these warehouse clubs, the total number of warehouse clubs in operation will be 25.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003,

2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 13, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2007	August 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$33,441	$39,995
Short-term restricted cash	7,844	7,651
Receivables, net of allowance for doubtful accounts of $176 and $191, respectively	4,326	3,599
Merchandise inventories	84,108	77,432
Prepaid expenses and other current assets	10,596	8,985
Assets of discontinued operations	1,543	1,594

Total current assets	141,858	139,256

Long-term restricted cash	407	531
Note receivable	2,130	—
Property and equipment, net	160,918	162,029
Goodwill	31,702	31,870
Deferred tax asset	19,875	20,183
Other assets	3,926	1,903
Investment in unconsolidated affiliate	2,980	3,271

Total Assets	$363,796	$359,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$4,062	$158
Accounts payable	72,503	65,520
Accounts payable to unconsolidated affiliate	—	381
Accrued salaries and benefits	5,448	5,765
Deferred membership income	6,720	5,780
Income taxes payable	4,217	4,098
Other accrued expenses	14,469	15,194
Dividend payable	9,458	—
Long-term debt, current portion	1,000	5,417
Liabilities of discontinued operations	145	130

Total current liabilities	118,022	102,443
Deferred tax liability	1,307	1,101
Deferred rent	1,708	1,730
Accrued closure costs	3,150	3,226
Long-term debt, net of current portion	53	13,252

Total liabilities	124,240	121,752

Minority interest	2,928	2,672
Commitments and contingencies

Stockholders’ Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized; 29,552,580 and 29,404,457 shares issued and 29,076,867 and 28,966,294 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	365,317	364,132
Tax benefit from stock-based compensation	3,902	3,509
Accumulated other comprehensive loss	(14,010)	(13,883)
Accumulated deficit	(108,517)	(109,676)
Less: treasury stock at cost; 475,713 shares and 438,163 shares held, respectively	(10,067)	(9,466)

Total stockholders’ equity	236,628	234,619

Total Liabilities and Stockholders’ Equity	$363,796	$359,043

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended February 28,		Six Months Ended February 28,
	2007	2006	2007	2006
Revenues:
Sales:
Net warehouse club	$226,722	$189,562	$424,822	$356,075
Export	171	11	266	11
Membership income	3,421	2,817	6,662	5,462
Other income	1,543	868	2,604	1,684

Total revenues	231,857	193,258	434,354	363,232

Operating expenses:
Cost of goods sold:
Net warehouse club	192,959	162,170	361,457	304,690
Export	168	16	260	16
Selling, general and administrative:
Warehouse club operations	21,749	19,134	42,042	37,488
General and administrative	6,877	5,753	12,845	11,379
Preopening expenses	23	1	255	336
Asset impairment and closure costs	472	60	663	113

Total operating expenses	222,248	187,134	417,522	354,022

Operating income	9,609	6,124	16,832	9,210
Other income (expense):
Interest income	479	412	843	724
Interest expense	(90)	(829)	(445)	(1,550)
Other income (expense), net	(36)	1	(22)	25

Total other income (expense)	353	(416)	376	(801)

Income from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	9,962	5,708	17,208	8,409

Provision for income taxes	(3,219)	(2,152)	(6,192)	(3,494)
Loss of unconsolidated affiliate	(99)	(80)	(183)	(44)
Minority interest	(128)	(129)	(262)	(173)

Income from continuing operations	6,516	3,347	10,571	4,698
Discontinued operations, net of tax	28	(107)	46	547

Net income	$6,544	$3,240	$10,617	$5,245

Basic income per share:
Continuing operations	$0.23	$0.12	$0.37	$0.18
Discontinued operations, net of tax	$—	$—	$—	$0.02

Net income	$0.23	$0.12	$0.37	$0.20

Diluted income per share:
Continuing operations	$0.22	$0.12	$0.36	$0.18
Discontinued operations, net of tax	$—	$—	$—	$0.02

Net income	$0.22	$0.12	$0.36	$0.20

Shares used in per share computations:
Basic	28,477	26,821	28,441	26,256

Diluted	29,224	27,139	29,153	26,569

Dividends per share	$0.32	$0.00	$0.32	$0.00